UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 14, 2018, Ocean Power Technologies, Inc. (the “Company”) entered into a contract with eni SpA (“ENI”) for the lease of a PB3 PowerBuoy™ (the “ENI Agreement”) to be deployed in the Adriatic Sea. Under the agreement, ENI will perform various case studies to demonstrate the feasibility of the unit for recharging a battery pack for offshore operations of an autonomous underwater vehicle. The initial trial phase shall last for 18 months, and if successful, ENI may elect to extend for a second 18 month trial phase. The Company will be paid a flat fee specified in the contract for each phase of the lease. After each phase, ENI has the option to purchase the unit or return the unit to the Company. If ENI elects to purchase the unit, the parties have agreed to negotiate in good faith a purchase and sale agreement. The Company has agreed to assist ENI in deployment and commissioning of the unit, as well as related data collection and assessment of performance. ENI is responsible for all costs associated with deployment and installation.

All intellectual property developed as a result of the Agreement shall be owned by the Company and ENI in proportion to their contributions. The Agreement includes a number of other standard contract terms and conditions, including without limitation, provisions relating to confidentiality, environment, health and safety, inspection and testing, warranties, indemnities and limit of liabilities, and risk of loss and insurance.

The foregoing description of the ENI Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 19, 2018, the Company issued a press release announcing the execution of the ENI Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

*10.1	Contract between eni SpA and the Company dated March 14, 2018.++

*99.1	Press release dated March 19, 2018 announcing the ENI Agreement.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: March 19, 2018	/s/ George H. Kirby
George H. Kirby
President and Chief Executive Officer

Exhibit Index

*10.1	Contract between eni SpA and the Company dated March 14, 2018.++

*99.1	Press release dated March 19, 2018 announcing the ENI Agreement.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.